10f-3 REPORT

            SALOMON BROTHERS GLOBAL PARTNERS INCOME FUND

             September 1, 2004 through February 28, 2005


                 Trade                   Trade              %     % of
                                                      Received
Issuer           Date   Selling Dealer Amount   Price  by Fund  Issue
                                                                 (1)
HCA Inc.        11/15/2 JPMorgan Chase $300,00$99.670  0.040%  2.667%A
                  004                     0
Las Vegas Sands 2/3/200 Goldman Sachs  550,000 99.080  0.220%  16.000%
Corp.              5                                              B
Tribal Gaming   2/3/200Bank of America 375,000100.000  0.158%  13.333%
(Mohegan)          5                                              C


                                      (1)  Represents
purchases by all affiliated funds and discretionary accounts;
                                             may not
exceed 25% of the principal amount of the offering.


    A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $19,700,000.
    B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $40,000,000.
    C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $20,000,000.